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               NEW ENGLAND WATER HEATER CO., INC.
                         Balance Sheet
                     At September 30, 1998
 (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, Subject to Adjustment)
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                             ASSETS
                             ------


  Current assets
      Cash                                                               $ 0.3
      Accounts receivable and unbilled revenue, less
                        reserves of $0.1                                                              0.7
      Inventory                                                            0.2
      Prepaid expenses                                                     0.1
                                                                                                    -----
                        Total current assets                                                                              1.3

  Fixed assets, net                                                       16.7
                                                                                                    -----
                        Total assets                                                                $18.0
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          LIABILITIES AND PARENT COMPANY'S INVESTMENT
          -------------------------------------------

 Current liabilities
  Accounts payable                                            $ 0.3
  Miscellaneous current and accrued liabilities                                                       0.4
  Deferred revenue                                              0.1
                                                                                                    -----
    Total current liabilities                                   0.8

 Parent company's investment:
  Common stock and additional paid in capital                                                         4.3
  Subordinated notes payable to parent                         12.4
  Retained earnings                                             0.5
                                                                                                    -----
    Total parent company's investment                          17.2
                                                                                                    -----
      Total liabilities and parent company's investment       $18.0
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